As filed with the Securities and Exchange Commission on February 21, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2706637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard Austin, Texas	78729
(Address of Principal Executive Offices)	(Zip Code)

Q2 Holdings, Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Matthew P. Flake
Chief Executive Officer
10355 Pecan Park Boulevard
Austin, Texas 78729
(Name and address of agent for service)

(833) 444-3469
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share:
—To be issued under the 2014 Equity Incentive Plan	2,598,052	(2)	$33.64	(3)	$87,398,469.28	$9,631.31
—To be issued under the 2014 Employee Stock Purchase Plan	500,000	(2)	$28.59	(4)	$14,295,000.00	$1,575.31
Total	3,098,052		N/A		$101,693,469.28	$11,206.62
______________________________________________________________________________
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement shall also cover any additional shares of Q2 Holdings, Inc. (the "Registrant") common stock that become issuable under the 2014 Equity Incentive Plan (the "2014 Plan") or the 2014 Employee Stock Purchase Plan (the "2014 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.
(2)Represents annual increase on January 1, 2023 to the number of shares of Registrant's common stock reserved for issuance under the 2014 Plan and the 2014 ESPP as provided for in the 2014 Plan and the 2014 ESPP, respectively.
(3)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $33.64 per share, which represents the average of the high and low price per share of the Registrant's common stock on February 14, 2023 as reported on the New York Stock Exchange.
(4)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $28.59 per share (calculated by taking 85% of $33.64, which represents the average of the high and low price per share of the Registrant's common stock on February 14, 2023, as reported on the New York Stock Exchange). Pursuant to the 2014 ESPP, the purchase price of shares of common stock reserved for issuance thereunder will be equal to 85% of the lower of the fair market value on (i) the first trading day of the offering period and (ii) the purchase date.

PART I
Information Required in the Section 10(a) Prospectus
Registration of Additional Securities Pursuant to General Instruction E
This Registration Statement on Form S-8 registers an additional (i) 2,598,052 shares of common stock of the Registrant to be issued pursuant to the Registrant's 2014 Plan and (ii) 500,000 shares of common stock of the Registrant to be issued pursuant to the Registrant's 2014 ESPP. Accordingly, the contents of the Registration Statements on Form S-8 relating to the 2014 Plan and 2014 ESPP previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 15, 2014 (File No. 333-195981), February 13, 2015 (File No. 333-202062), February 12, 2016 (File No. 333-209522), February 22, 2017 (File No. 333-216156), February 16, 2018 (File No. 333-223087), February 19, 2019 (File No. 333-229733), February 21, 2020 (File No. 333-236569), February 19, 2021 (File No. 333-253305), and February 16, 2022 (File No. 333-262789 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of documents by reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
a.The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2022 filed with the Commission on February 21, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");
b.All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and
c.The description of the Registrant's common stock, par value $0.0001, contained in the Registrant's Registration Statement on Form 8-A (File No. 001-36350) filed with the Commission on March 12, 2014 pursuant to Section 12(b) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement (except for any portions of the Registrant's Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K filed June 12, 2019).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Form 8-K filed June 12, 2019).

4.3
2014 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.9 of the Registrant's Form S-1 Registration Statement (Registration No. 333-193911), declared effective by the Securities and Exchange Commission on March 19, 2014).

4.4	Forms of Restricted Stock Units Agreements under the Registrant's 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Form 10-Q filed November 10, 2014)

4.5	Form of Stock Option Agreement and Restricted Stock Unit Agreement for Remote Executive Officers under Registrant's 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant's Form 10-Q filed November 6, 2015)

4.6	Form of Market Stock Units Agreement under the Registrant's 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Form 10-Q filed May 3, 2018)

4.7	Indenture, dated February 26, 2018, between the Registrant and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed February 26, 2018).

4.8	Form of Global Note, dated February 26, 2018, between the Registrant and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K filed February 26, 2018).

4.9	Indenture, dated June 10, 2019 between the Registrant and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed June 11, 2019).

4.10
Form of Global Note, dated June 10, 2019, between the Registrant and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K filed June 11, 2019).

4.11
Indenture, dated November 18, 2020, between the Registrant and Wilmington Trust National Association, as trustee (incorporate by reference to Exhibit 4.1 of the Registrant's Form 8-K filed November 20, 2020).

4.12
Form of Global Note, dated November 18, 2020, between Registrant and Wilmington Trust National Association, as trustee (incorporate by reference to Exhibit 4.2 of the Registrant's Form 8-K filed November 20, 2020).

4.13	Form of Market Stock Units Agreement under the Registrant's 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q filed May 6, 2021)

4.14	2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-193911), declared effective by the Securities and Exchange Commission on March 19, 2014).

5.1*	Opinion and consent of DLA Piper LLP (US).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table
    * Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 21 day of February, 2023.

Q2 HOLDINGS, INC.

By:	/s/ Matthew P. Flake

Matthew P. Flake
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Q2 Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Matthew P. Flake and David J. Mehok, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on February 21, 2023.

Signature	Title	Date

/s/ Matthew P. Flake	Chief Executive Officer and Director	February 21, 2023
Matthew P. Flake	(Principal Executive Officer)

/s/ David J. Mehok	Chief Financial Officer	February 21, 2023
David J. Mehok	(Principal Financial and Accounting Officer)

/s/ R. H. Seale, III	Executive Chairman of the Board of Directors	February 21, 2023
R. H. Seale, III

/s/ R. Lynn Atchison	Director	February 21, 2023
R. Lynn Atchison

/s/ Jeffrey T. Diehl	Director	February 21, 2023
Jeffrey T. Diehl

/s/ Stephen C. Hooley	Director	February 21, 2023
Stephen C. Hooley

/s/ James R. Offerdahl	Director	February 21, 2023
James R. Offerdahl

/s/ Margaret L. Taylor	Director	February 21, 2023
Margaret L. Taylor

/s/ Lynn A. Tyson	Director	February 21, 2023
Lynn A. Tyson